As filed with the Securities and Exchange Commission on March 31, 2004
                           Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)


          Massachusetts                                04-2068530
 (State or other jurisdiction of           (IRS employer identification number)
  incorporation or organization)


                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
              (Address and zip code of principal executive offices)


                 Amended and Restated 1997 Stock Incentive Plan
                            (Full title of the Plan)


                               Stephen Korn, Esq.
                        Vice President & General Counsel
                              Ionics, Incorporated
                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
                     (Name and address of agent for service)


                                  617-926-2500
          (Telephone number, including area code, of agent for service)




                                                    CALCULATION OF REGISTRATION FEE




=============================== ==================== ====================== =========================== =========================
  Title of Securities to be        Amount to be        Proposed maximum          Proposed maximum        Amount of registration
          registered            registered1           offering price per     aggregate offering price             fee
                                     share2
------------------------------- -------------------- ---------------------- --------------------------- -------------------------
  Amended and Restated 1997          1,200,000              $27.10                 $32,520,000                 $4,120.29
     Stock Incentive Plan
Common Stock (par value $1.00
          per share)
            Total:                   1,200,000              $27.10                 $32,520,000                 $4,120.29

         This Registration Statement registers additional securities of the same class as other securities for which Registration Statements on Form S-8 (No. 333-29135 and No. 333-98139) relating to the Registrant's Amended and Restated 1997 Stock Incentive Plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.
















___________________________

1 Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Registrant's Amended and Restated 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

2 The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1) of the General Rules and Regulations under the Securities Act of 1933, the price of $27.10 per share, which is the average of the high and low prices reported on New York Stock Exchange on March 29, 2004, is set forth solely for the purposes of calculating the filing fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 2003.

(b) (i) The Registrant's Current Report on Form 8-K filed February 12, 2004, reporting an event under Items 5 and 7.

     (ii) The Registrant's Current Report on Form 8-K filed February 17, 2004, reporting an event under Item 5.

     (iii)The Registrant's Current Report on Form 8-K filed February 27, 2004, reporting an event under Items 2 and 7.

     (iv) The Registrant's Current Report on Form 8-K filed March 16, 2004, reporting an event under Item 5.

     (v) The Registrant's Current Report on Form 8-K filed March 19, 2004, reporting an event under Item 5.

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 27, 1990 pursuant to Section 12(g) of the Exchange Act.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen Korn, Esq., Vice President and General Counsel of the Company. Mr. Korn is the beneficial owner of 135,326 shares of Common Stock, including 132,500 shares of Common Stock in the form of presently exercisable stock options and 1,603 shares held in the Ionics Section 401(k) Stock Savings Plan (based on February 14, 2004 data).

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

         Directors and officers are also insured up to an aggregate of $15 million under a Directors' and Officers' Liability and Company Reimbursement Policy and up to an additional $5 million under a Directors' and Officers' Liability Policy.

         The Company's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 8.  Exhibits
         --------

Exhibit No.         Description
-----------         -----------

4.1 Renewed Rights Agreement, dated as of August 19, 1997, between the Registrant and BankBoston N.A. as Rights Agent (filed as Exhibit 1 to the Registrant's Current Report on Form 8-K dated August 27, 1997 and incorporated herein by reference).

4.2 Amendment No. 1 dated as of November 17, 2003, to the Renewed Rights Agreement dated August 19, 1997 between the Registrant and EquiServe Trust Company as Rights Agent (and successor in interest to BankBoston N.A.) (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated November 26, 2003 and incorporated herein by reference).

4.3 Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

5.1  Opinion of Stephen Korn, General Counsel (filed herewith).

10.1 Amended and Restated 1997 Stock Incentive Plan (filed as Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004 and incorporated herein by reference).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 Consent of KPMG LLP (filed herewith).

23.3 Consent of Stephen Korn, General Counsel (included in Exhibit 5.1).

24 Power of Attorney (included as part of the signature page of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown and Commonwealth of Massachusetts on the 31st day of March, 2004.

                                             IONICS, INCORPORATED


                                             By:  /s/Douglas R. Brown
                                                 -------------------
                                                 Douglas R. Brown
                                                 President and
                                                 Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below on this registration statement hereby constitutes and appoints Douglas R. Brown and Stephen Korn and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement of Ionics, Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          Name                                     Capacity                                             Date
          ----                                     --------                                             ----


/s/Douglas R. Brown                      President and Chief Executive Officer                     March 31, 2004
---------------------------------------- (principal executive officer) and Director
Douglas R. Brown

/s/Daniel M. Kuzmak                      Vice President, Finance and Chief Financial               March 31, 2004
---------------------------------------- Officer (principal financial officer)
Daniel M. Kuzmak

 /s/Anthony Di Paola                     Vice President and Corporate Controller                   March 31, 2004
---------------------------------------- (principal accounting officer)
Anthony Di Paola

 /s/Stephen L. Brown                     Director                                                  March 31, 2004
----------------------------------------
Stephen L. Brown

/s/Lyman B. Dickerson                    Director                                                  March 31, 2004
----------------------------------------
Lyman B. Dickerson

 /s/Kathleen F. Feldstein                Director                                                  March 31, 2004
----------------------------------------
Kathleen F. Feldstein

 /s/Arthur L. Goldstein                  Chairman of the Board and Director                        March 31, 2004
----------------------------------------
Arthur L. Goldstein

 /s/William K. Reilly                    Director                                                  March 31, 2004
----------------------------------------
William K. Reilly

 /s/John J. Shields                      Director                                                  March 31, 2004
----------------------------------------
John J. Shields

 /s/Frederick T. Stant, III              Director                                                  March 31, 2004
----------------------------------------
Frederick T. Stant, III

                                         Director
----------------------------------------
Robert H. Temkin


 /s/Daniel I. C. Wang                    Director                                                  March 31, 2004
----------------------------------------
Daniel I. C. Wang

 /s/Mark S. Wrighton                     Director                                                  March 31, 2004
----------------------------------------
Mark S. Wrighton

 /s/Allen S. Wyett                       Director                                                  March 31, 2004
----------------------------------------
Allen S. Wyett

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

4.1 Renewed Rights Agreement, dated as of August 19, 1997, between the Registrant and BankBoston N.A. as Rights Agent (filed as Exhibit 1 to the Registrant's Current Report on Form 8-K dated August 27, 1997 and incorporated herein by reference).

4.2 Amendment No. 1 dated as of November 17, 2003, to the Renewed Rights Agreement dated August 19, 1997 between the Registrant and EquiServe Trust Company as Rights Agent (and successor in interest to BankBoston N.A.) (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated November 26, 2003 and incorporated herein by reference).

4.3 Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

5.1  Opinion of Stephen Korn, General Counsel (filed herewith).

10.1 Amended and Restated 1997 Stock Incentive Plan (filed as Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004 and incorporated herein by reference).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 Consent of KPMG LLP (filed herewith).

23.3 Consent of Stephen Korn, General Counsel (included in Exhibit 5.1).

24 Power of Attorney (included as part of the signature page of this Registration Statement).

                                                                    EXHIBIT 5.1

                                               March 31, 2004

Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

Re: Registration Statement on Form S-8 relating to the Ionics, Incorporated
    Amended and Restated 1997 Stock Incentive Plan
    -----------------------------------------------------------------------

Ladies and Gentlemen:

As General Counsel for Ionics, Incorporated, a Massachusetts corporation (the "Company"), I am familiar with its corporate affairs. In particular, I have acted as counsel for the Company in connection with the registration of an additional 1,200,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), reserved for issuance under the Ionics, Incorporated Amended and Restated 1997 Stock Incentive Plan, as amended through March 11, 2004 (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the conduct of certain corporate proceedings relating thereto.

As such counsel, I have examined and am familiar with the Registration Statement, certain corporate records of the Company, including its Restated Articles of Organization, as amended, its By-Laws, as amended, minutes of meetings of its Board of Directors and stockholders, and such other documents, instruments and certificates of government officials as I have deemed necessary as a basis for the opinions herein expressed.

In my examination described in the preceding paragraph, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the corresponding originals of all documents submitted to me as copies, the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records.

I have made such examination of Massachusetts law as I have deemed relevant for purposes of this opinion, but have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to Massachusetts law.

Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued by the Company from time to time pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto. This opinion is being furnished to you solely for the foregoing use and, other than in connection with such use, is not to be disseminated, reproduced or published in any form, used for any other purpose or relied upon by any other person or entity without my prior written consent.

                                                     Very truly yours,

                                                     /s/ Stephen Korn
                                                     ----------------
                                                     Stephen Korn
                                                     General Counsel

                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Ionics, Incorporated of our report dated March 12, 2004, relating to the financial statements of Ionics, Incorporated, which appears in the Ionics, Incorporated Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2004

                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of Ionics, Incorporated of our report dated November 3, 2003 with respect to the combined balance sheets of The Ecolochem Group as of September 30, 2003 and 2002, and the related combined statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the Form 8-K of Ionics, Incorporated filed on February 12, 2004.



/s/KPMG LLP
-----------
KPMG LLP
Norfolk, Virginia
March 31, 2004